Exhibit 4.1

Specimen Common Stock Certificate

[FORM OF FACE OF CERTIFICATE]

Benacquista Galleries, Inc.

INCORPORATED UNDER THE LAWS OF NEVADA

THE CORPORATION IS TO ISSUE 50,000,000 SHARES OF COMMON STOCK - PAR VALUE $.001 EACH

This certifies that _______________________________is the owner of
_______________________________ Shares of the Capital Stock of Benacquista Galleries, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________ day of _______________ A.D. 20____.


---------------------------          -----------------------------------
      SECRETARY                                  PRESIDENT

[FORM OF BACK OF CERTIFICATE]

For value received,_________________ hereby sell, assign and transfer unto___________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises. Dated, _____________________ In presence of